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                                                FILED PURSUANT TO RULE 424(b)(1)
                                                   REGISTRATION NUMBER 333-31023

                   SUPPLEMENT TO PROSPECTUS DATED MAY 6, 1998



          The section of the Prospectus, dated May 6, 1998 (the "Prospectus"), of BioLase Technology, Inc., a Delaware corporation (the "Company"), entitled "Plan of Distribution" is hereby modified to provide that the shares of Common Stock subject to said Prospectus may be sold from time to time by the Selling Stockholders, their successors, or transferees of the Selling Stockholders who acquire the shares in private transactions, for the accounts of such Selling Stockholders, successors or transferees.

Dated:  August 25, 1998

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